                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             [ANNUITY LIFE RE LOGO]

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                CUMBERLAND HOUSE
                               1 VICTORIA STREET
                            HAMILTON, HM 11, BERMUDA
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

TIME                  9:00 AM on Thursday, April 25, 2002

PLACE                 Elbow Beach Hotel
                      60 South Shore Road
                      Paget, PG 04, Bermuda

ITEMS OF BUSINESS     (1) To elect three directors to hold office as specified
                          in the Proxy Statement.

                      (2) To approve an amendment to the Company's Bye-Laws.

                      (3) To appoint KPMG as independent accountants for the
                          Company for the current fiscal year.

                      (4) To act upon any other matters properly coming before
                          the meeting or any adjournment thereof.

RECORD DATE           The close of business on March 7, 2002 has been fixed as
                      the record date for the meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the meeting and any adjournment or postponement thereof.

IMPORTANT             It is important that your shares be voted at this meeting.
                      Please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the meeting. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                          By Order of the Board of Directors,

                                          JOHN F. BURKE
                                          Senior Vice President and Secretary

April 1, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
VOTING AND REVOCABILITY OF PROXIES..........................    1
PROPOSAL ONE -- ELECTION OF DIRECTORS.......................    2
  Nominees for Director.....................................    2
  Directors Whose Terms Expire in 2003......................    3
  Directors Whose Terms Expire in 2004......................    3
  Information Concerning Meetings and Certain Committees....    4
  Compensation Committee Interlocks and Insider
     Participation..........................................    5
  Compensation of Directors.................................    5
PROPOSAL TWO -- AMENDMENT TO BYE-LAWS.......................    6
  Description of Existing Bye-Laws..........................    6
  Proposed Amendment to Bye-Laws............................    6
PROPOSAL THREE -- APPOINTMENT OF AUDITORS...................    8
PROPOSAL FOUR -- OTHER MATTERS..............................    9
ADDITIONAL INFORMATION......................................    9
  Section 16(a) Beneficial Ownership Reporting Compliance...    9
  Executive Officers........................................    9
  Executive Compensation....................................   10
  Employment Contracts......................................   11
  Compensation Committee Report on Executive Compensation...   12
  Performance Graph.........................................   13
  Audit Committee Report....................................   14
  Principal Shareholders....................................   15
  Certain Relationships and Related Party Transactions......   17
  Proposals of Shareholders.................................   17
  Miscellaneous.............................................   18

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                CUMBERLAND HOUSE
                               1 VICTORIA STREET
                            HAMILTON, HM 11, BERMUDA
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Annual Meeting of the Shareholders of Annuity and Life Re (Holdings), Ltd. (the "Company") will be held at the Elbow Beach Hotel, 60 South Shore Road, Paget, PG 04, Bermuda at 9:00 AM on April 25, 2002 (the "Annual Meeting"). We are mailing this Proxy Statement on or about April 3, 2002 to each holder of the Company's issued and outstanding common shares (the "Common Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2001, including financial statements, to shareholders with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

     We fixed the close of business on March 7, 2002 as the record date for the Annual Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. On the record date, there were 25,705,328 outstanding Common Shares.

                       VOTING AND REVOCABILITY OF PROXIES

     We hope you will be present at the Annual Meeting. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy in the accompanying envelope so that your Common Shares will be represented. The envelope is addressed to the Company's transfer agent and requires no postage. If you receive more than one proxy card -- because you have multiple accounts or hold shares in more than one way -- you should sign and return all proxies received in order to be sure all of your Common Shares are voted.

     The presence, in person or by proxy, of persons representing a majority of the voting power of all outstanding Common Shares entitled vote generally at the Annual Meeting is necessary to constitute a quorum. On each matter voted upon at the Annual Meeting and any adjournment or postponement thereof, each record holder of Common Shares will be entitled to one vote per share, except that with respect to the election of directors, the voting rights of two institutional shareholders of the Company may be restricted. See "Certain Relationships and Related Party Transactions." In addition, certain provisions of the Company's Bye-Laws reduce the total voting power of any shareholder who is a "United States person" (as defined in the Bye-Laws) and who beneficially owns 10% or more of the Common Shares to less than 10% of the total voting power of the Company's capital stock. The Company's Bye-Laws also reduce the voting power of any shareholder who is not a "United States person" and who owns beneficially 17% or more of the Common Shares to less than 17% of the total voting power of the Company's capital stock.

     Our directors are elected by a majority of the votes of the Common Shares present, in person or by proxy, at the Annual Meeting and entitled to vote. Approval of Proposals Two and Three requires the affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, at the Annual Meeting and entitled to vote. If you mark your proxy as "Withhold Authority" or "Abstain" on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on such matter but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (also called "broker nonvotes") are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

     You may vote your shares at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted "FOR" the election of all directors nominated by our Board of Directors, "FOR" the approval of the amendment to our Bye-Laws, and "FOR" the ratification of the appointment of KPMG as the Company's independent accountants for 2002. If any other business is brought before the Annual Meeting, proxies without voting instructions will be voted, to the extent permitted by the rules and regulations of the United States Securities and Exchange Commission (the "Commission"), in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of revocation. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

     The Company will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of Common Shares. In addition to solicitation by mail, the Company may solicit proxies by telephone, telegraph or personally by certain directors, officers and employees of the Company and its subsidiaries without extra compensation, other than reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated three persons for election as directors. For terms expiring at the Annual Meeting of Shareholders in the year 2005, the nominees are Frederick S. Hammer, Lee M. Gammill, Jr., and Jon W. Yoskin, II. All nominees are currently directors of the Company. The Board of Directors recommends that you vote for the election of each of the nominees.

     While the Board of Directors has no reason to believe that any of the nominees will not be available to serve as a director, if for any reason any of them should become unavailable to serve as a director, the shares represented by proxies will be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors.

     Set forth below is biographical information concerning each nominee for election as a director and each person who is continuing as a director, including the individual's principal occupation and the period during which such person has served as a director of the Company.

NOMINEES FOR DIRECTOR

     Frederick S. Hammer, age 65, was elected Chairman of the Board and a director of the Company upon its formation in 1997. Mr. Hammer has been Co-Chairman of Guggenheim Securities, LLC, formerly known as Inter-Atlantic Securities Corp., LLC, and of Inter-Atlantic Capital Partners, Inc., since 1998. Guggenheim and Inter-Atlantic provide investment banking services for insurance companies and other financial services firms. He previously served as a Vice-Chairman of Inter-Atlantic from 1994 to 1998. He currently serves as a director of Medallion Financial Corporation and Tri-Arc Financial Services, Inc., and as a trustee of the Madison Square Boys and Girls Club. Mr. Hammer served as Chairman and Chief Executive Officer of Mutual of America Capital Management Corporation from 1993 to 1994 and as President of SEI Asset Management Group from 1989 to 1993. From 1985 to 1989, Mr. Hammer was Chairman and Chief Executive Officer of Meritor Savings Bank, and prior thereto he was an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for its global consumer activities.

     Lee M. Gammill, Jr., age 67, has served as a director of the Company since 1998. Mr. Gammill currently serves as Chairman of the Gammill Group, a provider of financial and consulting services to the insurance industry. From 1994 to 1997, Mr. Gammill served as Vice Chairman of the Board of New York Life

Insurance Company, where he was employed for more than 40 years. He currently serves as a director of Vanguard Airlines and Audiohiway.com.

     Jon W. Yoskin, II, age 62, has served as a director of the Company since 1998. Mr. Yoskin has been Chairman of the Board and Chief Executive Officer of Tri-Arc Financial Services, Inc., an insurance broker, since 1988, and has served as Chairman of the Board and Chief Executive Officer of Magellan Insurance Company, Ltd. since 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

     Robert M. Lichten, age 61, was elected Deputy Chairman of the Board and a director of the Company upon its formation in 1997. Mr. Lichten has been Co-Chairman of Guggenheim Securities, LLC, formerly known as Inter-Atlantic Securities Corp., LLC, and of Inter-Atlantic Capital Partners, Inc. since 1998. He previously served as a Vice-Chairman of Inter-Atlantic from 1994 to 1998. He currently serves as a director of XL Capital Assurance, a United Stated based subsidiary of XL Capital Ltd, a diversified Bermuda-based insurer and reinsurer. Mr. Lichten served as a Managing Director of Smith Barney Inc. from 1990 to 1994 and as a Managing Director of Lehman Brothers Inc. from 1988 to 1990. Prior thereto, he served as an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for asset liability management and was President of The Chase Investment Bank. Mr. Lichten currently serves as a trustee of Manhattan College.

     Brian M. O'Hara, age 53, has served as a director of the Company since 1998. Mr. O'Hara has been Chairman of the Board, President, and Chief Executive Officer of XL Insurance, Ltd. since April 1998, and President, Chief Executive Officer, and a director of XL Capital Ltd since 1994. Mr. O'Hara served as President and Chief Operating Officer of XL Insurance and as Vice Chairman of the Board of XL Capital from 1986 to 1994. Prior thereto, he served as a director, Senior Vice President, and Chief Underwriting Officer of Trenwick America Group from 1979 to 1986. Mr. O'Hara is serving as a director of the Company as the nominee of XL Capital Ltd. See "Certain Relationships and Related Party Transactions."

     Walter A. Scott, age 64, has served as a director of the Company since 1998. Mr. Scott has been a director of ACE Ltd., a Bermuda-based property casualty insurance company, since 1989. He served as a consultant to ACE from 1994 to 1996 and was Chairman of the Board, President, and Chief Executive Officer of ACE from 1991 to 1994. Mr. Scott was President and Chief Executive Officer of ACE from 1989 to 1991. Prior to 1989, Mr. Scott served as an Executive Vice President of Primerica Corporation and Chief Executive Officer of Associated Madison Companies. Mr. Scott currently serves as a trustee of Lafayette College.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

     Lawrence S. Doyle, age 58, was elected President, Chief Executive Officer, and a director of the Company upon its formation in 1997. Mr. Doyle was the President and Chief Executive Officer of GCR Holdings Limited, a Bermuda-based start up reinsurer specializing in catastrophe risk, and its subsidiary Global Capital Reinsurance Limited from 1993 until their acquisition in 1997 by EXEL Limited, now known as XL Capital Ltd, whereupon Mr. Doyle became an Executive Vice President of EXEL. Prior thereto, Mr. Doyle was Senior Vice President of the Hartford Insurance Group in charge of international operations. Mr. Doyle was employed by the Hartford Insurance Group for 27 years, the last six of which he was also the President of Hartford Fire International.

     Michael P. Esposito, Jr., age 62, was elected a director of the Company upon its formation in 1997. He has been non-executive Chairman of the Board of XL Capital Ltd since 1995 and a director since 1986. He also serves as a director of Arch Capital Group (U.S.), Inc., Forest City Enterprises, Inc., Sedgewick CMS Holdings, Inc., and Cybersettle.com. Mr. Esposito served as Co-Chairman of Inter-Atlantic Capital Partners, Inc. from 1998 to 2000, having previously served as Vice Chairman from 1994 to 1998. Mr. Esposito served as Executive Vice President and Chief Corporate Compliance, Control and Administration Officer of The Chase Manhattan Corporation from 1992 to 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1992.

     Mark Grier, age 49, has served as a director of the Company since 1998. Mr. Grier has been Executive Vice President, Financial Management of Prudential Financial, Inc., a financial services company, since 2000. He served as Executive Vice President, Corporate Governance of Prudential from 1998 to 2000 and as the Chief Financial Officer of Prudential from 1995 to 1997. Prior thereto, Mr. Grier served as co-head of Chase Global Markets and as an Executive Vice President of The Chase Manhattan Bank, N.A. from 1994 to 1995 and as an Executive Vice President of The Chase Manhattan Bank, Retail Banking businesses, from 1991 to 1994. He currently serves as a director of Rochester Gas & Electric Company.

     Jerry S. Rosenbloom, age 62, has served as a director of the Company since 1998. Mr. Rosenbloom has been the Frederick H. Ecker Professor of Insurance and Risk Management at the Wharton School of the University of Pennsylvania since 1974. He currently serves as a director of Mutual Risk Management Ltd., Harleysville Insurance Group, and as a trustee of Century Shares Trust.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

     The Board of Directors held six meetings during 2001. The Board has established Executive, Finance and Investment, Audit, Corporate Governance, and Compensation committees. Each committee reports to the Board.

     Executive Committee. The Board has appointed an Executive Committee to exercise all of the authority of the Board between meetings of the full Board. The Executive Committee does not, however, have authority to take any action on matters committed or reserved by Bermuda law, the Company's Bye-Laws or resolution of the Board of Directors to the full Board or another committee of the Board. The Executive Committee regularly reviews the Company's business and reports and makes recommendations to the Board thereon. The Executive Committee presently consists of six directors of the Company (Messrs. Hammer (Chairman), Doyle, Esposito, Lichten, Rosenbloom, and Scott). During 2001, the Executive Committee met twice.

     Finance and Investment Committee. The Board has appointed a Finance and Investment Committee to establish and monitor the Company's investment policies and the performance of the Company's investment managers. The Finance and Investment Committee presently consists of six directors of the Company (Messrs. Lichten (Chairman), Esposito, Gammill, Grier, and Hammer, as well as Mr. Doyle, who serves as an ex-officio member). During 2001, the Finance and Investment Committee met four times.

     Audit Committee. The Board has appointed an Audit Committee to review the Company's internal administrative and accounting controls and to recommend to the Board the appointment of independent auditors. The Audit Committee presently consists of four directors of the Company (Messrs. Scott (Chairman), Clements, Gammill, and Rosenbloom), none of whom is an officer or employee of the Company or its subsidiaries. During 2001, the Audit Committee met four times.

     Corporate Governance Committee. The Board has appointed a Governance Committee to review the size and composition of the Board of Directors, assist the Board in selecting new directors, and make a report annually to the Board on its effectiveness. The Corporate Governance Committee consists of five directors of the Company (Messrs. Rosenbloom (Chairman), Gammill, Grier, Hammer, and Yoskin). During 2001, the Governance Committee met twice.

     Compensation Committee. The Board has appointed a Compensation Committee to review the performance of corporate officers and the Company's compensation policies and procedures and to make recommendations to the Board with respect to such policies and procedures. The Compensation Committee also administers the stock option and incentive compensation plans of the Company. The Compensation Committee presently consists of four directors of the Company (Messrs. Esposito (Chairman), Clements, O'Hara, and Yoskin), none of whom is an officer or employee of the Company or its subsidiaries. During 2001, the Compensation Committee met three times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is an officer or employee of the Company or its subsidiaries. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company's Board or Compensation Committee.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or its subsidiaries are not paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Non-employee directors receive cash in the amount of $25,000 per annum and $1,250 per board or committee meeting attended. The Chairman of the Board and Committee Chairmen receive an additional $2,500 per annum. Non-employee directors may defer all or part of their annual cash retainers and meeting fees under a deferred compensation plan. The amounts held in a director's deferred compensation plan account are currently credited with the rate of return on the Company's Common Shares. When an individual ceases to be a director, the amount held in his or her account is paid in cash.

     Non-employee directors who are not directors, officers or employees of Inter-Atlantic or its affiliates receive options to acquire 15,000 Common Shares upon their initial election to the Company's Board of Directors. Such options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. On the date of each annual meeting of the Company's shareholders, each non-employee director whose term as a director has not ended as of the date of such annual meeting receives options to acquire 2,500 Common Shares. Such options will be immediately exercisable and will have an exercise price equal to the fair market value of the Common Shares on the date of grant.

     All directors are reimbursed for travel and other expenses incurred in attending meetings of the Board or committees thereof.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF
                       EACH OF THE NOMINEES FOR DIRECTOR.

                                  PROPOSAL TWO

                             AMENDMENT TO BYE-LAWS

DESCRIPTION OF EXISTING BYE-LAWS

     The Company's Bye-Laws currently require the Board of Directors to decline to register a proposed transfer of the Company's Common Shares if the transfer would result in a United States person owning more than 10% of any class of the Company's shares or a non-United States person owning more than 17% of any class of the Company's shares. The Board of Directors may also decline to register a proposed transfer of the Company's Common Shares if the transfer may expose the Company or its subsidiaries, shareholders or customers to any adverse tax or regulatory treatment in any jurisdiction.

     These provisions, among others in the Company's Bye-Laws, were designed to prevent the Company from being classified as a "controlled foreign corporation" for United States income tax purposes and to prevent a person from acquiring a significant amount of Common Shares in a transaction not approved by our shareholders. Under Section 951(a) of the United States Internal Revenue Code, the Company would be deemed to be a "controlled foreign corporation" if United States shareholders who each own 10% or more of the total combined voting power of the Company's outstanding capital stock collectively own 25% or more of the total combined voting power or total value of the Company's outstanding capital stock for an uninterrupted period of 30 days or more. If the Company were deemed to be a controlled foreign corporation, each of the Company's United States shareholders that owned 10% or more of the Common Shares directly or indirectly through foreign entities on the last day of the Company's taxable year would be required to include in their gross income for United States federal income tax purposes their pro-rata share of the Company's "subpart F income," even if the subpart F income was not distributed. Substantially all of the Company's income is subpart F income.

     The restrictions on transfer are subject to an exception for transfers executed on the Nasdaq National Market, which was the market on which our shares were initially listed for trading. However, the Company's Bye-Laws allow the Company to effectively unwind a transaction on the Nasdaq National Market that violates the transfer limitations by requiring the purchaser of the shares to surrender the shares to an agent designated by the Company who will promptly dispose of the shares in an arms-length transaction. Any profits realized on the sale of the shares, and any dividends or distributions on the shares accruing to the original purchaser of the shares, are required to be paid to an organization described in Section 501(c)(3) of the United States Internal Revenue Code that is designated by the Company's Board of Directors. This procedure is designed to prevent the original purchaser from obtaining economic ownership of the shares in order to avoid adverse tax consequences to the Company or its subsidiaries, shareholders or customers. From the perspective of the original seller of the shares, however, the trade settles in a normal fashion which allows the Company's shares to trade in an orderly manner.

PROPOSED AMENDMENT TO BYE-LAWS

     On August 1, 2001, the Company's Common Shares commenced trading on the New York Stock Exchange. Concurrent with the Company's New York Stock Exchange listing, the Company's Common Shares were withdrawn from the Nasdaq National Market. Because the Company's Common Shares are now traded on the New York Stock Exchange, the exception to the transfer restrictions in the Company's Bye-Laws needs to be technically amended to include an exception for transfers executed on the New York Stock Exchange. Pursuant to the Company's Bye-Laws and Bermuda law, this technical amendment to the Company's Bye-Laws requires shareholder approval.

     The Company has proposed an amendment to Section 63 of the Company's Bye-Laws that would replace references to "the Nasdaq National Market" with "any nationally or internationally recognized securities exchange or quotation system including without limitation the Nasdaq National Market and the New York Stock Exchange." This amended language is written to apply to exchanges in addition to the New York Stock Exchange so that it will not be necessary to seek shareholder approval in the future if the Company's shares are listed on an exchange in addition to or instead of the New York Stock Exchange.

     Attached as Exhibit A to this proxy statement is a copy of Section 63 of the Company's Bye-Laws, marked to show the differences between the Company's existing Bye-Laws and the Bye-Laws as they are proposed to be amended.

                    THE BOARD OF DIRECTORS RECOMMENDS VOTING
              "FOR" THE APPROVAL OF THE AMENDMENT TO THE BYE-LAWS.

                                 PROPOSAL THREE

                            APPOINTMENT OF AUDITORS

     The firm of KPMG served as the Company's independent accountants for 2001. The Audit Committee has recommended to the Board and the Board has approved KPMG as the Company's independent accountants for 2002. The Board asks you to appoint KPMG to serve as the Company's independent accountants for 2002. The following summarizes the fees paid to KPMG for 2001:

     Audit Fees:

          $265,000

     Financial Information Systems Design and Implementation Fees:

          -None-

     All Other Fees:

          $11,000

     The affirmative vote of holders of a majority of the outstanding Common Shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to appoint KPMG. If a majority of the votes cast on this matter are not cast in favor of the appointment of KPMG, the Company will select other independent accountants as soon as practicable.

     A representative of KPMG is expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she so desires.

       THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPOINTMENT OF
            KPMG AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2002.

                                 PROPOSAL FOUR

                                 OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Commission and Bermuda law, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the United States Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons beneficially owning more than ten percent of a registered class of the Company's equity securities (collectively, the "Covered Persons") to file reports of ownership and changes in ownership of the Company's securities with the Commission. Copies of such reports also must be provided to the Company. Based solely upon the Company's review of the reports provided to the Company and written representations of Covered Persons, to the Company's knowledge, all of the Section 16(a) filings required to be made by Covered Persons for 2001 were made on a timely basis, except that (i) Patricia McWeeney, the Company's Chief Investment Officer, was late in reporting a transaction that occurred in October 2001, (ii) Jon Yoskin, II, a director of the Company, was late in reporting two transactions that occurred in October 2001, and (iii) Messrs. Clements, Esposito, Hammer, Rosenbloom and Yoskin, directors of the Company, failed to report in 2000 and 2001 that their deferred directors' fees were credited with the rate of return on the Company's Common Shares.

EXECUTIVE OFFICERS

     The following provides certain information concerning certain executive officers of the Company who do not also serve as directors. Information concerning Mr. Doyle is set forth above.

     Robert J. Reale, age 45, has been a Senior Vice President and the Chief Underwriter of the Company since 1998. Mr. Reale, who has over 20 years of experience in the insurance and reinsurance industries, was a consultant at Tillinghast Towers Perrin, a consulting and actuarial company, from 1997 to 1998. He served as a Vice President of Swiss Re Life & Health America, Inc. from 1989 to 1997 and as the President of Swiss-Am Reassurance Company and Atlantic International Reinsurance Company (Barbados), two companies affiliated with Swiss Re, from 1995 to 1996. Mr. Reale has been a Fellow of the Society of Actuaries since 1986.

     John F. Burke, age 47, became Senior Vice President, Chief Financial Officer, and Secretary of the Company in September 2001. Mr. Burke has 25 years of experience in the insurance and reinsurance industries, and held multiple positions with The Hartford Insurance Group beginning in 1982, serving as President of Hartford's Fidelity & Surety Operations from 1999 to 2000. Prior to his service at The Hartford Insurance Group, Mr. Burke was employed by KPMG. Mr. Burke is a Certified Public Accountant, Chartered Financial Analyst, and Chartered Property & Casualty Underwriter.

     Bryan Featherstone, age 48, has been President and Chief Executive Officer of Annuity & Life Re America, Inc., a wholly owned subsidiary of the Company, since 1999. Mr. Featherstone has over 25 years of experience in the insurance and reinsurance industries, and served from 1995 to 1999 as an Executive Vice President and Chief Actuary of Life Reassurance Corp., where he was employed for 11 years. Prior thereto, Mr. Featherstone was employed by Connecticut Mutual Life Insurance Company for 13 years serving in various actuarial positions. Mr. Featherstone has been a Fellow of the Society of Actuaries since 1980.

     Patricia E. McWeeney, age 48, became Vice President and Chief Investment Officer of the Company in October 2000. Ms. McWeeney was employed by Standard & Poor's Rating Services from 1993 until 2000, where she served as Director of Insurance Ratings. Prior thereto, Ms. McWeeney was employed by MetLife for four years serving as a Portfolio Manager, where she managed assets in excess of $35.0 billion.

     William H. Mawdsley, III, age 51, became Vice President of the Company and Chief Actuary of Annuity & Life Reassurance, Ltd., a wholly owned subsidiary of the Company, in January 2002. Mr. Mawdsley has over 25 years of experience in the life insurance and annuity industries, and held multiple positions with Allmerica Financial beginning in 1973. At Allmerica, Mr. Mawdsley's responsibilities included all actuarial aspects of individual insurance, and he focused on new individual product development and pricing. Mr. Mawdsley has been a Fellow of the Society of Actuaries since 1976, a Member of the American Academy of Actuaries since 1979, and a Chartered Life Underwriter since 1982.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the Company's last three fiscal years concerning the annual and long-term compensation paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Officers"), as well as William W. Atkin, the Company's former Chief Financial Officer.

                           SUMMARY COMPENSATION TABLE

                                                                          ANNUAL COMPENSATION
                                                                 -------------------------------------   SECURITIES
                                   PRINCIPAL                                            OTHER ANNUAL     UNDERLYING
NAME                                POSITION            YEAR      SALARY     BONUS     COMPENSATION(1)    OPTIONS
----                        ------------------------   -------   --------   --------   ---------------   ----------
Lawrence S. Doyle.........  President and Chief         2001     $520,833   $250,000      $120,000             --
                            Executive Officer           2000     $479,167   $825,000      $120,000        100,000
                                                        1999     $370,833   $750,000      $120,000             --
Robert J. Reale...........  Senior Vice President       2001     $295,833   $150,000      $120,000             --
                            and Chief Underwriter       2000     $266,667   $300,000      $116,666         50,000
                                                        1999     $220,833   $325,000      $ 99,996             --
Bryan Featherstone........  President, Annuity &        2001     $272,500   $100,000            --         20,000
                            Life Re America             2000     $258,022   $150,000            --         40,000
                                                        1999     $125,000   $100,000            --         30,000
John F. Burke(3)..........  Senior Vice President,      2001     $ 58,333   $ 75,000      $ 20,833         35,000
                            Chief Financial Officer     2000           --         --            --             --
                            and Secretary               1999           --         --            --             --
Patricia E. McWeeney(4)...  Vice President and          2001     $195,000   $ 50,000      $118,333         10,000
                            Chief Investment            2000     $ 30,833   $185,000(5)    $  8,333        20,000
                            Officer                     1999           --         --            --             --
William W. Atkin(6).......  Senior Vice President,      2001     $146,667   $     --      $ 77,500             --
                            Chief Financial Officer,    2000     $203,000   $190,000      $108,333         15,000
                            Treasurer and Secretary     1999     $190,833   $150,000      $ 99,996             --


                               ALL OTHER
NAME                        COMPENSATION(2)
----                        ---------------
Lawrence S. Doyle.........      $52,083
                                $47,917
                                $37,083
Robert J. Reale...........      $29,583
                                $26,667
                                $22,083
Bryan Featherstone........      $27,250
                                $25,802
                                $12,500
John F. Burke(3)..........      $ 5,833
                                     --
                                     --
Patricia E. McWeeney(4)...      $19,500
                                $ 3,083
                                     --
William W. Atkin(6).......      $14,667
                                $20,300
                                $19,083

---------------
(1) The amounts listed represent monthly housing and travel allowances paid pursuant to employment agreements.

(2) The amounts listed represent payment to the Company's defined contribution retirement program.

(3) Mr. Burke became an employee of the Company on September 17, 2001.

(4) Ms. McWeeney became an employee of the Company on October 24, 2000.

(5) The amount listed represents a one-time signing bonus which was awarded in 2000 and paid in 2001.

(6) Mr. Atkin retired from the Company on August 31, 2001.

                             OPTION GRANTS IN 2001

                                                                                        POTENTIAL REALIZABLE VALUE
                               NUMBER OF                                                 AT ASSUMED ANNUAL RATE OF
                                COMMON      PERCENT OF                                      COMMON SHARE PRICE
                                SHARES        TOTAL                                          APPRECIATION FOR
                              UNDERLYING     OPTIONS     EXERCISE                             OPTION TERM(3)
                                OPTIONS     GRANTED TO   PRICE PER                      ---------------------------
NAME                          GRANTED(1)    EMPLOYEES    SHARE(2)    EXPIRATION DATE       5.0%           10.0%
----                          -----------   ----------   ---------   ---------------    ----------     ------------
Bryan Featherstone..........     20,000        11.6%      $27.875       2/14/2011        $350,609       $  888,511
John F. Burke...............     35,000        20.3%      $32.85       10/25/2011        $723,071       $1,832,405
Patricia E. McWeeney........     10,000         5.8%      $27.875       2/14/2011        $175,304       $  444,256

---------------
(1) The options granted to Mr. Featherstone and Ms. McWeeney become exercisable in equal increments on each of February 14, 2002, 2003, and 2004. The options granted to Mr. Burke become exercisable in equal increments on each of October 25, 2002, 2003, and 2004. Vesting is accelerated upon the officer's death or disability and upon a change in control of the Company.

(2) Represents the exercise price per Common Share, which is the closing price of the stock on the date of grant.

(3) The assumed annual rates of Common Share appreciation are provided for illustrative purposes only, in accordance with the rules and regulations of the Commission, and should not be construed as expected appreciation rates for the price of the Company's Common Shares.

Messrs. Doyle, Reale, and Atkin were not granted any stock options during 2001.

      AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                           SHARES                  OPTIONS AT FISCAL YEAR END         FISCAL YEAR END(1)
                         ACQUIRED ON    VALUE     -----------------------------   ---------------------------
NAME                      EXERCISE     REALIZED   EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------   -----------     -------------   -----------   -------------
Lawrence S. Doyle......        --            --     798,332          66,667       $7,825,306      $182,334
Robert J. Reale........    25,000      $460,945     166,165          33,334       $1,557,016      $ 91,168
Bryan Featherstone.....        --            --      33,333          56,667       $   51,166      $ 80,284
John F. Burke..........        --            --          --          35,000               --            --
Patricia E. McWeeney...        --            --       6,666          23,334               --            --
William W. Atkin.......    28,750      $544,563     103,749              --       $1,048,902            --

---------------
(1) The value of unexercised options is based on the difference between the exercise price and the closing price of the Company's Common Shares on December 31, 2001.

EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with each of the Named Officers. The employment agreements were approved by the Board of Directors and are for initial terms of three years, with consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew.

     Each employment agreement provides that if the Named Officer is terminated by the Company for serious cause or the Named Officer resigns without good reason, the Named Officer will forfeit all bonus amounts for the then current fiscal year, and the Company will be liable to the Named Officer only for accrued but unpaid salary, accrued but unpaid bonuses from a prior fiscal year, and reimbursable business expenses incurred prior to the termination. If the employment of Mr. Doyle is terminated by the Company without serious cause or by Mr. Doyle with good reason, the Company will continue to pay Mr. Doyle's base salary for a period of 18 months from such termination. If the employment of Messrs. Reale, Featherstone, Burke or Ms. McWeeney is terminated by the Company without serious cause or by the employee with good reason, the

Company will continue to pay the employee's base salary for a period of one year from such termination. Additionally, in each such case, Messrs. Doyle, Reale, and Ms. McWeeney shall be entitled to travel and housing allowances for six months after the date of termination and reasonable relocation expenses from Bermuda to the United States. Mr. Burke shall be entitled to travel and housing allowances for three months after the date of termination and reasonable relocation expenses from Bermuda to the United States.

     Pursuant to each of the employment agreements, upon a change in control of the Company, the Named Officers' respective options to purchase Common Shares of the Company will become exercisable immediately, and if their employment with the Company is terminated without serious cause, or if they terminate their employment with the Company for good reason within one year following a change in control, they will be entitled to receive a lump sum payment equal to two times their respective annual base salaries as of the date of termination. In addition, Messrs. Doyle, Reale, Burke, and Ms. McWeeney will be entitled to receive travel and housing allowances for one year from the date of termination, reasonable relocation expenses from Bermuda to the United States, plus an amount equal to any income taxes payable by them by reason of such payments occurring in connection with a change of control.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee recommends the Company's compensation policies and procedures to the Board of Directors, reviews performance of Company officers, approves base salary levels, and administers the Company's stock option and other incentive compensation plans.

     The Board of Directors and the Compensation Committee believe that the Company's success requires a small, highly motivated and professional staff. The compensation policies, therefore, are designed to attract, retain, and motivate such a staff by providing competitive levels of compensation, rewarding superior corporate performance, and recognizing individual initiative and achievements.

     The Executive Compensation Program adopted by the Compensation Committee combines base salary, annual bonus, and long-term incentive in the form of a stock ownership program. Base salaries are governed by employment agreements negotiated between the Company and senior management. Base salary levels and adjustments thereto are based on individual responsibilities and performance expectations as to future contributions, market salary rates, and cost of living factors. Annual bonus compensation includes a substantial at-risk component, to provide a link between Company and individual performance. To further align the interests of senior management with the interests of shareholders, the program provides management with a significant stock ownership component to their compensation program through the Company's Stock Option Plan.

     Awards under the Annual Bonus Plan are based on individual and corporate performance during the prior fiscal year in relationship to established performance targets. Factors taken into consideration in making awards include, but may not be limited to, share performance relative to a peer group or other index, revenue and business growth, investment management results, and return on shareholder equity. The most heavily weighted factor is the growth of operating income.

     The bonuses awarded to the Company's senior management for 2001 followed the principles outlined in the preceding paragraphs. The Compensation Committee judged that the decline in senior management bonuses for 2001 was consistent with the level of accomplishment and appropriately reflected individual and Company performance in 2001.

     The Company adopted its Stock Option Plan to provide stock options to employees as a means of creating long-term compensation incentives. Option grants are made at fair market value on the date of grant and vest cumulatively to the extent of one third of the amount granted on each of the first three anniversary dates of the effective date of such grants.

     Mr. Doyle's base salary for 2001 was governed by the employment agreement between him and the Company, as adjusted by the Compensation Committee to reflect the factors noted above that we apply to all senior executives. Mr. Doyle's bonus award for 2001 was determined based upon the same measures used for all senior executives of the Company, including, but not limited to, the share performance of the Company relative to a peer group or other index, revenue and business growth, investment management results, and return on shareholder equity. The most heavily weighted factor in the determination of Mr. Doyle's bonus award was the growth of the Company's operating income.

                                          THE COMPENSATION COMMITTEE

                                          Michael P. Esposito, Jr. (Chairman)
                                          Robert Clements
                                          Brian M. O'Hara
                                          Jon W. Yoskin, II

PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Life/Health Index for the period beginning April 8, 1998, the date of the Company's initial public offering, through December 31, 2001. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of relative performance of the Company's Common Shares and are not intended to forecast or be indicative of future performance of the Common Shares. The graph assumes that the value of the investment in the relevant stock or index was $100 on April 8, 1998 and that all dividends were reinvested. The closing market price of the Company's Common Shares on December 31, 2001 was $25.11 per share.
[PERFORMANCE GRAPH]

                                                    ANNUITY AND LIFE                S & P 500             INSURANCE-LIFE/HEALTH
                                                    ----------------                ---------             ---------------------
April 1998                                               100.00                      100.00                      100.00
1998                                                     180.28                      112.84                       92.74
1999                                                     175.58                      136.59                       79.75
2000                                                     215.99                      124.15                       90.76
2001                                                     170.94                      109.40                       83.73

AUDIT COMMITTEE REPORT

     In connection with the financial statements for the year ended December 31, 2001, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the auditors the results of their audit and the matters required by Statement of Auditing Standard No. 61; and received from and discussed with the auditors the information required to determine the auditor's independence. Based on the results of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the Commission.

     The Board has adopted a written charter setting out the audit related functions the Committee is to perform. We confirm that the members of the Audit Committee are independent, as defined in the New York Stock Exchange listing standards.

     The fees paid to our independent auditors for audit and other services during 2001 are listed on page 8 of this Proxy Statement. The Audit Committee has considered the nature of the services provided by KPMG and determined that those services are compatible with their provision of independent audit services.

                                          THE AUDIT COMMITTEE

                                          Walter A. Scott (Chairman)
                                          Robert Clements
                                          Lee M. Gammill, Jr.
                                          Jerry S. Rosenbloom

PRINCIPAL SHAREHOLDERS

     The table below sets forth, as of March 1, 2002, certain information regarding the beneficial ownership of Common Shares by (a) each shareholder known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Common Shares, based upon Company records or the records of the Commission, (b) each director of the Company, (c) each of the Named Officers, and (d) all executive officers and directors of the Company as a group. Each of the shareholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated. Information regarding beneficial ownership of shareholders that are not directors and/or officers of the Company is based on filings with the Commission available to the Company.

                                                                NUMBER      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                      OF SHARES     OF CLASS
----------------------------------------                      ----------    --------
XL Capital Ltd(2)...........................................   3,340,380      12.9%
Citigroup Inc.(3)...........................................   2,292,655       8.9%
Wellington Management Company, LLP..........................   2,269,848       8.8%
Mellon Financial Corp.(4)...................................   2,073,900       8.1%
Neuberger Berman, LLC(5)....................................   2,027,639       7.9%
Overseas Partners, Ltd.(6)..................................   1,773,050       6.9%
Lawrence S. Doyle(7)........................................     915,639       3.5%
Michael P. Esposito, Jr.(8).................................     677,625       2.6%
Frederick S. Hammer(9)......................................     464,641       1.8%
Robert M. Lichten(10).......................................     270,334       1.0%
Robert J. Reale(11).........................................     225,709         *
Bryan J. Featherstone(12)...................................      70,832         *
Robert Clements(13).........................................      52,000         *
Walter A. Scott(13).........................................      37,000         *
Jerry S. Rosenbloom(13).....................................      32,000         *
Lee M. Gammill, Jr.(13).....................................      27,500         *
Jon W. Yoskin, II(13).......................................      26,700         *
Brian M. O'Hara(13).........................................      24,000         *
Mark Grier(13)..............................................      22,000         *
John F. Burke(14)...........................................      20,500         *
Patricia E. McWeeney(15)....................................      17,249         *
All directors and executive officers as a group (sixteen
  persons)(16)..............................................   2,894,829      10.0%

---------------
  *  Less than 1%.

 (1) The address for XL Capital Ltd is Cumberland House, One Victoria Street, P.O. Box HM2245, Hamilton, HM JX, Bermuda. The address for Citigroup Inc. is 153 East 53rd Street, New York, New York 10043. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The address for Mellon Financial Corp. is One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15228. The address for Neuberger Berman LLC is 605 Third Avenue, New York, New York 10158. The address for Overseas Partners, Ltd. is Mintflower Place, 8 Par-la-Ville Road, PO Box HM 1581, Hamilton HM 08 Bermuda. The address for each other beneficial owner is c/o Annuity and Life Re (Holdings), Ltd., Cumberland House, 1 Victoria Street, P.O. Box HM 98, Hamilton, HM AX, Bermuda.

 (2) Includes 200,000 Common Shares issuable upon exercise of Class B Warrants that are currently exercisable. Brian M. O'Hara, a director of the Company, is currently the President and Chief Executive Officer of XL Capital Ltd and may be considered to have voting and investment control over the Common Shares and Warrants owned by XL Capital.

 (3) Includes Common Shares beneficially owned by Smith Barney Fund Management LLC and Salomon Smith Barney Holdings Inc. Citigroup Inc. shares voting power and investment power for all of the Common Shares listed in the table.

 (4) Mellon Financial Corp. shares voting power and investment power for 558,000 of the Common Shares listed in the table.

 (5) Neuberger Berman, LLC shares voting power for 1,419,900 of the Common Shares listed in the table and shares investment power for all the Common Shares listed in the table.

 (6) Includes 125,000 Common Shares issuable upon exercise of Class B Warrants that are currently exercisable. Mary R. Hennessy, a former director of the Company, is currently the President and Chief Executive Officer of Overseas Partners, Ltd. and may be considered to have voting and investment control over the Common Shares and Warrants owned by Overseas Partners. Ms. Hennessy has notified Overseas Partners that she intends to terminate her employment no later than April 15, 2002.

 (7) Includes 831,665 Common Shares issuable upon exercise of options that are currently exercisable. Does not include 83,334 Common Shares issuable upon exercise of options that are not currently exercisable.

 (8) Includes 7,000 Common Shares issuable upon exercise of options that are currently exercisable. Includes 100,000 Common Shares held by MA&M Esposito Company, 20,500 Common Shares held by Esposito Company and 22,500 Common Shares held by Red Towers Securities, companies in which Mr. Esposito has voting control. Includes 506,625 Common Shares issuable upon exercise of Class A Warrants that are currently exercisable. Does not include 150,000 Common Shares issuable upon exercise of Class A Warrants owned by adult children of Mr. Esposito, as to which he disclaims beneficial ownership.

 (9) Includes 7,000 Common Shares issuable upon exercise of options that are currently exercisable. Includes 437,641 Common Shares issuable upon exercise of Class A Warrants that are currently exercisable. Does not include 86,841 Common Shares issuable upon exercise of Class A Warrants owned by certain trusts for the benefit of Mr. Hammer's children and grandchildren, as to which he disclaims beneficial ownership.

(10) Includes 7,000 Common Shares issuable upon exercise of options that are currently exercisable. Includes 253,334 Common Shares issuable upon exercise of Class A Warrants that are currently exercisable. Does not include 203,291 Common Shares issuable upon exercise of Class A Warrants owned by certain trusts for the benefit of Mr. Lichten's children and grandchildren, as to which he disclaims beneficial ownership.

(11) Includes 186,832 Common Shares issuable upon exercise of options that are currently exercisable. Does not include 46,667 Common Shares issuable upon exercise of options that are not currently exercisable.

(12) Includes 53,332 Common Shares issuable upon exercise of options that are currently exercisable. Does not include 56,668 Common Shares issuable upon exercise of options that are not currently exercisable.

(13) Includes 22,000 Common Shares issuable upon exercise of options that are currently exercisable. Mr. Clements has transferred certain shares to a family-owned entity. With respect to Mr. O'Hara, see also Note 2 above.

(14) Does not include 75,000 Common Shares issuable upon exercise of options that are not currently exercisable.

(15) Includes 9,999 Common Shares issuable upon exercise of options that are currently exercisable. Does not include 30,001 Common Shares issuable upon exercise of options that are not currently exercisable.

(16) Includes 1,197,600 Common Shares issuable upon exercise of Warrants that are currently exercisable and 1,256,828 Common Shares issuable upon exercise of options that are currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     XL Capital Ltd and Overseas Partners, Ltd. each have the right to nominate one person for the election as a director of the Company for so long as they own at least 500,000 Common Shares. In exchange for such right (and during any period after such person's designation but before his or her election), neither XL Capital nor Overseas Partners will vote or permit any of the Common Shares beneficially owned by it to be voted for the election of any director of the Company, other than the nominee selected by it. Brian M. O'Hara is the President and Chief Executive Officer of XL Capital and is the formal nominee of XL Capital. Overseas Partners has not designated a nominee.

     Michael P. Esposito, Jr., a director of the Company, currently serves as the non-executive Chairman of the Board of XL Capital, and Robert Clements, a director of the Company whose term will expire at the Annual Meeting, currently serves as a director of XL Capital. Robert M. Lichten, a director of the Company, serves as a director of a United States-based subsidiary of XL Capital.

     The Company has entered into a life reinsurance agreement with the Prudential Insurance Company of America and an annuity reinsurance agreement with XL Mid Ocean Reinsurance, Ltd., a subsidiary of XL Capital. XL Capital has also agreed to provide the Company with up to $10 million of protection against further deterioration in a deferred annuity contract to which the Company is a party. The Company will pay XL Capital $1.5 million under such excess of loss arrangement. Both Prudential and XL Capital are significant shareholders of the Company. In addition, Mark Grier, a director of the Company, is Executive Vice President, Financial Management of Prudential. As noted above, Messrs. O'Hara, Esposito and Clements are either officers or directors of XL Capital. These contracts were negotiated under normal commercial terms.

     During 1998, Messrs. Lawrence S. Doyle, Robert J. Reale, both of whom are officers of the Company, and William W. Atkin, a former officer of the Company, purchased an aggregate total of 113,476 Common Shares from the Company. The Company made loans to Messrs. Doyle, Reale and Atkin in the amounts of $500,000, $225,000 and $225,000, respectively, to partially finance such purchases. Such loans bear interest at 7% per annum. As of December 31, 2001, the amount outstanding under the loans to Messrs. Doyle and Reale was $639,319 and $191,797, respectively. Mr. Atkin has repaid his loan in full. The outstanding loans and accrued interest must be repaid by April 2003. During 2002, the Company loaned John F. Burke, an officer of the Company, $250,000 to finance the purchase of Common Shares of the Company. The loan bears interest at 5% per annum and must be repaid within five years.

PROPOSALS OF SHAREHOLDERS

     In order to be eligible for inclusion in the Company's proxy materials for the 2003 Annual Meeting of Shareholders, shareholder proposals to take action at such meeting must comply with applicable Commission rules and regulations, must be directed to the Secretary of the Company at its office set forth on page one of this Proxy Statement, and must be received by the Company not later than November 28, 2002. Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by February 12, 2003, in which case the Company is not required to include the proposal in its proxy materials.

MISCELLANEOUS

     The Company, upon request, will furnish to record and beneficial holders of its Common Shares, free of charge, a copy of its Annual Report on Form 10-K (including financial statements but without exhibits and schedules) for fiscal 2001. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the Secretary at the offices of the Company set forth on page one of this Proxy Statement.

                                          By Order of the Board of Directors,

                                          JOHN F. BURKE
                                          Senior Vice President and Secretary

April 1, 2002

                                   EXHIBIT A

63.  RESTRICTION ON TRANSFER

     (1) Subject to the [Companies Act 1981 of Bermuda], this Bye-law 63 and such other of the restrictions contained in these Bye-laws and elsewhere as may be applicable, and except, in the case of any shares other than the Common Shares, as may otherwise be provided by the terms of issuance thereof, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty days of such refusal.

     (2) Except with respect to transfers of the Company's shares executed on ANY NATIONALLY OR INTERNATIONALLY RECOGNIZED SECURITIES EXCHANGE OR QUOTATION SYSTEM INCLUDING WITHOUT LIMITATION the Nasdaq National Market AND THE NEW YORK STOCK EXCHANGE, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to make any Person a Proscribed Shareholder, on an Unadjusted Basis.

     (3) Except with respect to transfers of the Company's shares executed on ANY NATIONALLY OR INTERNATIONALLY RECOGNIZED SECURITIES EXCHANGE OR QUOTATION SYSTEM INCLUDING WITHOUT LIMITATION the Nasdaq National Market AND THE NEW YORK STOCK EXCHANGE, the Directors may, in their absolute and unfettered discretion, decline to register the transfer of any shares if the Directors have reason to believe (i) that such transfer may expose the Company, any subsidiary thereof, any Member or any Person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (provided, however, that in this case (ii) the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion).

     (4) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

     (5) The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; provided that such registration shall not be suspended for more than forty-five days in any period of three hundred and sixty five (365) consecutive days.

     (6) The Directors may require any Member, or any Person proposing to acquire shares of the Company, to certify or otherwise provide information in writing as to such matters as the Directors may request for the purpose of giving effect to Bye-laws 10(2), 10(3), 53(2), 63(2) and 63(3), including as to such Person's status as a United States Person, its Controlled Shares and other matters of the kind contemplated by Bye-law 52(2). Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Directors and such Member or proposed acquiror otherwise agree) as the Directors may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Directors as requested, or if the Directors have reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

     (7) With respect to a transfer of the Company's shares executed on ANY NATIONALLY OR INTERNATIONALLY RECOGNIZED SECURITIES EXCHANGE OR QUOTATION SYSTEM INCLUDING WITHOUT LIMITATION the Nasdaq National Market AND THE NEW YORK STOCK EXCHANGE, if the Directors have reason to believe that the effect of such transfer would be to make any Person a Proscribed Shareholder, on an Unadjusted Basis. The Directors may, in their absolute and unfettered discretion, within ten business days of learning of such transfer, cause a notice to be delivered to such Person demanding that such Person surrender to an agent designated by the Directors certificates representing the shares and any dividends or distributions that the Person has received as a result of owning the shares. Such a Person who has resold the shares before receiving such notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on ANY NATIONALLY OR INTERNATIONALLY RECOGNIZED SECURITIES EXCHANGE OR QUOTATION SYSTEM INCLUDING WITHOUT LIMITATION the Nasdaq National Market AND THE NEW YORK STOCK EXCHANGE. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that the Directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the agent, but such amounts may be used to reimburse expenses incurred by the agent in performing its duties.

     (8) With respect to a transfer of the Company's shares executed on ANY NATIONALLY OR INTERNATIONALLY RECOGNIZED SECURITIES EXCHANGE OR QUOTATION SYSTEM INCLUDING WITHOUT LIMITATION the Nasdaq National Market AND THE NEW YORK STOCK EXCHANGE, if the Directors have reason to believe that such transfer may expose the Company, any subsidiary thereof, any Member or any Person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction, the Directors may, in their absolute and unfettered discretion, within ten business days of learning of such transfer, cause a notice to be delivered to such person demanding that such Person surrender to an agent designated by the directors certificates representing the shares and any dividends or distributions that the Person has received as a result of owning the shares. A Person who has resold the shares before receiving such notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the Person paid for the shares, together with any dividends or distributions that the Person received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the Person received, the agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on ANY NATIONALLY OR INTERNATIONALLY RECOGNIZED SECURITIES EXCHANGE OR QUOTATION SYSTEM INCLUDING WITHOUT LIMITATION the Nasdaq National Market AND THE NEW YORK STOCK EXCHANGE. After applying the proceeds from such sale toward reimbursing the Person for the price paid for the shares, the agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that the Directors designate. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the agent, but such amounts may be used to reimburse expenses incurred by the agent in performing its duties.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
X                     PROMPTLY USING THE ENCLOSED ENVELOPE
Y

          The undersigned, revoking all prior proxies, hereby appoints Lawrence
     S. Doyle and John F. Burke, or either of them, or failing them, the Chairman of the Annual Meeting, as the undersigned's proxies, with full power of substitution, to vote all the common shares of Annuity and Life Re (Holdings), Ltd. (the "Company") standing in the name of the undersigned on the Company's books on March 7, 2002, at the Annual Meeting of Shareholders of the Company to be held on April 25, 2002 at 9:00 a.m. at the Elbow Beach Hotel, 60 South Shore Road, Paget, PG 04, Bermuda, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

                                                                   SEE REVERSE
                                                                      SIDE
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
[X] Please mark your
    votes as in this
    example.
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. Election of     FOR    WITHHELD   Nominees:              3. To appoint KPMG as the   FOR   AGAINST  ABSTAIN
   Directors       / /      / /      Frederick S. Hammer       Company's independent    / /     / /      / /
                                     Lee M. Gammill, Jr.       accountants for 2002.
For, except vote withheld from the   Jon W. Yoskin, II
following nominees(s):


___________________________________                          In their discretion, the proxies are authorized
                                                             to vote upon such other matters as may properly come
2. To approve an amendment to the Company's                  before the meeting or any adjournment or postponement
   Bye-Laws.                                                 thereof.

                   FOR    AGAINST    WITHHELD
                   / /      / /        / /

CHANGE OF ADDRESS AND OR
COMMENTS MARK HERE            / /

The signature on this proxy should correspond exactly with the shareholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Please sign, date and return this Proxy in the enclosed postage paid envelope.


_______________________________________________________________________

_______________________________________________________________________
SIGNATURE(S)                                     DATE


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